Exhibit I-1

MONEY POOL AGREEMENT

     This Agreement is executed this __ day of ___________, ____, by and between New RC, Inc.
(hereinafter referred to as the "Parent Company"), a [state] Corporation and a holding company registered under the terms of the Public Utility Holding Company Act of 1935 (the "Act"),
[name of service company] (hereinafter referred to as the "Service Company"), a [state]
corporation and a service company formed under the terms of the Act and [name of participating company], a [state] corporation, and an associate company of the New RC System
("Participating Company," and collectively with other associate companies that have or may in the future execute this form of Agreement, the "Participating Companies").

WITNESSETH

          WHEREAS, the parties hereto desire A) to make excess funds, when and as such excess funds exist, available for borrowing by other Participating Companies and B) when in need to be able to borrow excess funds made available by other Participating Companies and/or by the
Parent Company; and

          WHEREAS, the Service Company agrees to act as agent for the Participating Companies and the Parent Company for the purpose of receiving excess funds and either disbursing or investing said funds in accordance with this Agreement; and

          WHEREAS, the Parent Company desires A) to the extent that it has funds available, to have an expedient vehicle for providing additional short term funding to meet the needs of
Participating Companies wishing to borrow should the deposits by Participating Companies with excess funds be insufficient and B) to guarantee the return of deposits made by Participating
Companies, and

          WHEREAS, economies and efficiencies benefiting the Participating Companies will result from the operation of the Money Pool as herein provided and borrowing from nonaffiliates will be minimized:

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties to this Agreement covenant and agree as follows:

ARTICLE I - Establishment and Operation of Money Pool

          Section 1.1 Money Pool Accounts. The Service Company shall establish one or more banking accounts in which to hold, as agent, funds deposited by the Parent Company and funds deposited by Participating Companies having excess funds and use such account(s) to dispense funds to Participating Companies needing to borrow funds.

          Section 1.2 Deposit of Funds. Each Participating Company shall determine its daily cash requirement based on its current cash position, cash flow projections and other factors as deemed relevant to the officers of the Participating Company. The Treasurer of the Participating
Company, or a designee thereof, shall advise the Treasurer of the Service Company, or a designee thereof, of the level of funds being deposited or kept on deposit in the Money Pool that day. The Parent Company may deposit funds needed to meet the requirements of Participating
Companies needing funds. An evidence of deposit in the form attached hereto as Exhibit A shall be executed by the Service Company to document its receipt of funds as agent. Each
Participating Company may withdraw any of its funds at any time upon notice to the Service
Company.

          Section 1.3. Lending of Funds. The Service Company shall transfer to Participating
Companies needing funds such funds as required. If insufficient funds are available in the
Money Pool to meet the needs of Participating Companies, the Treasurer of the Service
Corporation, or a designee thereof, shall request that the Parent Company make a deposit equal to the shortfall. Nothing in this Agreement restricts the ability of the Parent Company to lend funds directly to any associate company.

          Section 1.4. Sources of Funds. Funds will be available through the Money Pool from the following sources for use by the Participating Companies from time to time: surplus funds in the treasuries of the Parent Company and the Participating Companies ("Internal Funds"), and
proceeds from bank borrowings and sales of short-term debt instruments by the Parent Company and the Participating Companies ("External Funds"), in each case to the extent permitted by applicable laws and regulatory orders. Funds will be made available from such sources in such order as the Service Company, as administrator of the Money Pool, may determine will result in a lower cost of borrowing to companies borrowing from the Money Pool, consistent with the individual needs and financial standing of the parties providing funds to the Money Pool.

          Section 1.5 Borrowing Authorization. All borrowings from the Money Pool shall be authorized by the borrowing Participating Company's Treasurer, or by a designee thereof. No
Participating Company shall be required to effect a borrowing through the Money Pool if such
Participating Company determines that it can (and is authorized to) effect such borrowing at a lower cost from another source.

          Section 1.6 Certain Costs. Fees paid to banks to maintain credit lines by parties lending
External Funds to the Money Pool shall initially be paid by the party maintaining such line. A portion of such costs shall be allocated to the Participating Companies borrowing such External
Funds through the Money Pool in proportion to their respective average daily outstanding borrowings of such External Funds.

          Section 1.7. Loans Repayable Upon Demand. All loans made with Money Pool deposits shall be repayable upon demand, when and to the extent such demand is made by any
Participating Company making a deposit and in any event within 365 days of the date on which such loan was made. All loans made through the Money Pool may be prepaid by the
Participating Company without premium or penalty.

          Section 1.8. Parent Guarantee of Deposits. Subject to the provisions of Section 3.1 below, the Parent Company wishes to guarantee the return of deposits made by any Participating
Company by agreeing to make a capital contribution to any depositing Participating Company if, and only to the extent that, following demand for repayment, a deposit is not returned to any
Participating Company.

          Section 1.9. Limitations on Borrowing of Funds. Any Participating Company may
borrow funds deposited in the Money Pool by Participating Companies with excess funds or by the Parent Company upon execution and delivery to the Service Company of a Money Pool note in the form attached hereto as Exhibit B. Under no circumstances may the Parent Company be a borrower. No funds may be transferred to the Parent Company in excess of funds previously deposited by, and not previously returned to, the Parent Company. Borrowing by registered companies other than the Parent Company shall not exceed, on an individual basis, the amount of funds previously deposited by, and not returned to, Participating Companies which are not subsidiary companies of the respective registered companies. Borrowing by Potomac Electric
Power Company, Delmarva Power & Light Company and Atlantic City Electric Company shall not exceed the amount of short-term borrowing authorized by an appropriate state public utility commission or by the Securities and Exchange Commission ("SEC") under the Act, if applicable.

          Section 1.10. Interest Earned and Interest Paid. All funds deposited in the Money Pool will earn interest and all funds borrowed from the Money Pool shall bear interest based on each
Participating Company's daily average cash position in the Money Pool. The cost of money for all borrowings from the Money Pool and the investment rate for all moneys deposited in the
Money Pool will be the same rate.

          If only internal funds make up the funds available in the Money Pool, the interest rate applicable and payable to or by Participating Companies for all loans will be the rates for high-
grade unsecured 30-day commercial paper sold through dealers by major corporations as quoted in The Wall Street Journal. If only External Funds comprise the funds available in the Money
Pool, the interest rate applicable and payable to or by Participating Companies to loans of such
External Funds will be equal to the weighted average of the cost for such External Funds (or, if more than one Money Pool participant had made available External Funds on such day, the applicable interest rate would be a composite rate equal to the weighted average of the cost incurred by the respective Money Pool participants for such External Funds).

          In cases where both Internal Funds and External Funds are concurrently borrowed through the Money Pool, the rate applicable to all loans comprised of such "blended" funds would be a composite rate equal to the weighted average of the cost of all such External Funds (as determined pursuant to the immediately preceding paragraph).

          Interest expense will be allocated to each Participating Company based on the average daily balance of the borrowing company's Money Pool balance. The interest payment shall be made monthly by debiting the borrowing company's Money Pool balance.

          Interest earned will be allocated to each Participating Company based on the average daily balance of the investing company's Money Pool balance. The interest payment shall be made monthly by crediting the investing company's Money Pool balance.

          Section 1.11. Use of Excess Funds. Any funds not required by the Money Pool to make loans to Participating Companies shall be invested in one or more short-term investments in accordance with the Parent Company's Investment Guidelines as approved from time to time by the Board of Directors of the Parent Company or by officers of the Parent Company, if such authority is delegated to such officers by the Parent Company Board of Directors.

          Section 1.12. Clearing Affiliate Transactions by Book Entry. Amounts owed by one
Participating Company to another Participating Company may be paid and payment may be received by debiting the Money Pool balance of the Participating Company making the payment and crediting the Money Pool balance of the Participating Company receiving the payment.
Settlement sheets reflecting all such book entry payments shall be sent to all Participating
Companies promptly

ARTICLE II - COMPENSATION

          Section 2.1. Compensation Based on Cost. As compensation for the services to be rendered hereunder, each Participating Company shall pay to the Service Company all costs which reasonably can be identified and related to the operation of the Money Pool, such cost to be determined, allocated and paid in accordance with the Service Agreement as approved by the
SEC under Section 13 of the Act and executed by the Parent Company, Participating Companies and the Service Company.

ARTICLE III - TERM

          Section 3.1. Term. This Agreement shall become effective as of the day above written, and shall continue in force until terminated by either party. The Parent Company shall have the right, upon just cause determined in the sole discretion of the Treasurer of the Parent Company, to declare that deposits loaned to a particular Participating Company will not qualify for the guarantee set forth in Section 1.8 above. Any Participating Company whose loans are thus disqualified will thereafter only be permitted to participate as a depositor and not as a borrower from the Money Pool. This Agreement shall also be subject to termination or modification at any time, without notice, if and to the extent performance under this Agreement may conflict with the Act or with any rule, regulation or order of the SEC adopted before or after the date of this Agreement or any other regulatory body.

ARTICLE IV - MISCELLANEOUS

Section 4.1. Accounting. All accounts and records of the Service Company shall be kept in accordance with the General Rules and Regulations promulgated by the SEC pursuant to the Act, in particular, the Uniform System of Accounts for Mutual Service Companies and Subsidiary
Service Companies in effect from and after the date hereof, except as specifically approved by the SEC.

          Section 4.2. Addition of New Parties. Other existing wholly owned subsidiaries and new direct or indirect wholly owned subsidiaries of the Parent Company, which may be established after the effective date of this Agreement, may become additional Participating Companies
(collectively, the "New Participating Companies") subject to this Agreement by execution of this form of agreement, as it may be amended at that time.

          Section 4.3. Modifications. The parties hereto shall make such changes in the operation of the Money Pool and the method of assigning, distributing or allocating interest income and interest expense among the Participating Companies and the New Participating Companies under this Agreement as may become necessary.

          Section 4.4. Access to Books and Records. The Service Company shall permit a
Participating Company access to its accounts and records, including the basis and computation of allocations.

          Section 4.5. Subject to Regulatory Approvals. This Agreement and any amendments hereto shall not be effective until any necessary regulatory approvals have been obtained.

          Section 4.6. This Agreement shall be governed by and construed in accordance with the laws of the State of [state].

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

NEW RC, INC. As Lender and Guarantor
[SERVICE COMPANY] As Agent on behalf of Participating Companies By: Title:
[PARTICIPATING COMPANY] As Agent on behalf of Participating Companies By: Title:

Exhibit A
NEW RC SYSTEM INTRASYSTEM MONEY POOL EVIDENCE OF DEPOSIT
Re: [New RC Subsidiary]
$ (see attached schedule)
[Location] [Date]

          The undersigned, [name of service company], a [state] corporation, in its capacity as agent of the funds invested in the New RC System's Intrasystem Money Pool (the "Money Pool"),
hereby acknowledges receipt of the aggregate unpaid principal amount of all investments deposited in the Money Pool (that are posted on the schedule annexed hereto and made a part hereof or, alternately, that are recorded in accordance with the Money Pool administrator's usual practice) made by the investor to the undersigned pursuant to the short-term financing authorization approved by the U.S. Securities and Exchange Commission.

          Under the terms of Money Pool borrowing, the borrowing subsidiaries pay interest on the unpaid principal amount of borrowings from time to time from the date hereof at the rate per annum equal to the Money Pool's monthly borrowing rate. All such interest earned will be allocated to any investing company based on the average daily balance of each investing company's deposits.

          IN WITNESS WHEREOF [name of service company], pursuant to due authorization, has caused this Evidence of Deposit to be executed on behalf of the Money Pool by its duly authorized officers, all as of the date noted above.

[NAME OF SERVICE COMPANY], AS AGENT By: Title:

Exhibit B
NEW RC SYSTEM INTRASYSTEM MONEY POOL ADVANCES
[Location] [Date]

          FOR VALUE RECEIVED, the undersigned, [name of New RC Subsidiary], a ______
corporation (the "Company"), hereby unconditionally promises to pay on demand or, in any event, by [date] to the order of [name of service company], in its capacity as Agent of the New
RC System Intrasystem Money Pool (the "Money Pool") and for the benefit of the Money Pool depositors, at the Office of [name of service company] located at _______________, in lawful money of the United States of America and in immediately available funds, the principal amount of the aggregate unpaid principal amount of all Loans made by the Money Pool to the undersigned pursuant to the financing authorization approved by the U.S. Securities and
Exchange Commission. The Agent shall, and is hereby authorized to, record on the schedule annexed hereto (and made a part hereof), or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

          The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rate per annum equal to the
Money Pool's monthly borrowing rate. Interest shall be payable monthly in arrears and upon payment (including prepayment) in full of the unpaid principal amount hereof. If applicable, a default rate equal to 2% per annum above the pre-default rate on the unpaid principal amount will be assessed if any interest or principal payment becomes past due.

          This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of _________ without regard to conflicts of laws principles, except as preempted by
Federal law.

          IN WITNESS WHEREOF, [name of New RC Subsidiary], pursuant to due authorization, has caused this Note to be executed in its name and on its behalf by its duly authorized officers, all as of the date noted above.

[NAME OF NEW RC SUBSIDIARY] By: Title: